[GRAPHIC OMITTED]
  20 Ketchum Street, Westport, CT 06880 o Tel. 203-226-4447, Fax 203-226-4338,
                               www.nctgroupinc.com

  (
EXHIBIT 10(az)




                                                December 20, 2001


Ms. Carole Salkind
Fox Hills Retirement Community
Rockaway Town Square Outer Mall
Rockaway, NJ  07866

                              Re:   Reduction of Warrant Exercise Prices

Dear Ms. Salkind:

Reference is made to the Warrant, dated February 13, 2001 (the "Warrant"), of NCT Group, Inc., a Delaware corporation (the "Company"), pursuant to which you are granted the right, subject to terms and conditions of the Warrant, to purchase up to an aggregate of $500,000 worth (the "Warrant Shares") of either (i) common stock, par value $.01 per share, of the Company or (ii) common stock, par value $.001 per share, of Pro Tech Communications, Inc. ("Pro Tech"). As of the date hereof, the Warrant remains unexercised as to all of the Warrant Shares.

As to all of the Warrant Shares, (i) the Company hereby reduces the Exercise Price (as defined in the Warrant) from $.21 to $.071 and (ii) Pro Tech hereby reduces the Pro Tech Exercise Price (as defined in the Warrant) from $.44 to $.06.


                              Very truly yours,


NCT GROUP, INC.                           PRO TECH COMMUNICATIONS, INC.


By:   /s/                                 By:         /s/
      Name:                                           Name:
      Title:                                          Title: